EXECUTION

NOTE PURCHASE AGREEMENT

(VARIABLE FUNDING NOTE)

dated as of February 24, 2005,

among

GEHL FUNDING LLC,
as Issuer,

GEHL COMPANY,
as Servicer,

UBS REAL ESTATE SECURITIES INC.,
as Note Purchaser

-i-

TABLE OF CONTENTS
(continued)

		Page

Section 8.13	GOVERNING LAW	27
Section 8.14	JURISDICTION	27
Section 8.15	WAIVER OF JURY TRIAL	27
Section 8.16	Process Agent	28
Section 8.17	Counterparts	28
Section 8.18	Waiver of Set-Off	28
Section 8.19	Servicer References	28

-ii-

EXHIBITS

Exhibit A	-	Form of Borrowing Base Certificate
Exhibit B	-	Form of Advance Request

NOTE PURCHASE AGREEMENT

        THIS NOTE PURCHASE AGREEMENT, dated as of February 24, 2005 (as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), is made among GEHL FUNDING LLC, a Delaware limited liability company (“the Issuer”), GEHL COMPANY, a Wisconsin corporation (“Gehl” or the “Servicer”), and UBS REAL ESTATE SECURITIES INC., a Delaware corporation, as Note Purchaser (in such capacity, together with any successors in such capacity, the “Note Purchaser”).

BACKGROUND

        1.        Contemporaneously with the execution and delivery of this Agreement, the Issuer, the Note Purchaser and JPMorgan Chase Bank, National Association, a national banking association, as trustee (together with its successors in trust thereunder as provided in the Indenture referred to below, the “Trustee”), are entering into the Indenture, of even date herewith (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the “Indenture”), pursuant to which the Issuer will issue the Variable Funding Note (the “Note”).

        2.        The security for the Note will include retail installment sale contracts secured by the new and used agricultural and construction equipment financed thereby. The Collateral will be serviced by the Servicer. The Note will be secured by the Collateral, which will be pledged by the Issuer to the Trustee pursuant to the Indenture.

        3.        The Issuer will acquire a pool of Receivables (the “Initial Receivables”) from Gehl Funding LLC, pursuant to a Sale and Servicing Agreement, dated as February 24, 2005 (such date, the “Initial Cutoff Date” and such agreement, the “Sale and Servicing Agreement”), among the Issuer, as purchaser, Gehl Receivables LLC, as seller, Gehl, as the originator and as servicer (in such capacities, the “Originator” and the “Servicer,” respectively), the Trustee and Systems and Services Technologies, Inc., as the Backup Servicer and the Custodian. From time to time prior to the Facility Termination Date, the Seller will sell, and the Issuer will purchase, pursuant to the Sale and Servicing Agreement, additional pools of Receivables (the “Additional Receivables”), which Additional Receivables will be described in the schedules to one or more Assignments to be delivered by the Seller to the Issuer and dated as of the Cutoff Date specified therein. Subject to the terms and conditions of this Agreement and the Indenture, the Receivables and the Other Conveyed Property purchased by the Issuer pursuant to the Sale and Servicing Agreement shall be pledged by the Issuer to the Trustee for the benefit of the Note Purchaser pursuant to the Indenture in consideration for Advances (as defined below), to be computed in accordance with the terms hereof.

        4.        The Issuer wishes to issue the Note in favor of the Note Purchaser and obtain the agreement of the Note Purchaser to make advances from time to time (each, an “Advance”) to fund the purchase of Receivables and Other Conveyed Property by the Issuer, which Advances (including the Initial Advance) will at all times be evidenced by the Note. Subject to the terms and conditions of this Agreement, the Note Purchaser is willing to make Advances from time to time to fund purchases of Invested Amounts in an aggregate outstanding amount up to the Maximum Invested Amount until the commencement of the Amortization Period. Gehl has joined in this Agreement as Originator and Servicer to confirm certain representations, warranties and covenants made by it as Originator and Servicer for the benefit of the Note Purchaser.

ARTICLE I
DEFINITIONS

        SECTION 1.01     Definitions. Capitalized terms used but not defined herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in Annex A to the Sale and Servicing Agreement.

ARTICLE II
PURCHASE AND SALE OF THE NOTE

        SECTION 2.01     The Initial Note Purchase. Subject to the terms and conditions herein and in the other Basic Documents , and in reliance on the covenants, representations and agreements set forth herein and therein, the Issuer shall issue and cause the Trustee to authenticate and deliver the Note to the Note Purchaser, on the Closing Date. Such Note shall be dated the Closing Date, registered in the name of the Note Purchaser and duly authenticated in accordance with the provisions of the Indenture.

        SECTION 2.02     Advances. Upon the Issuer’s request, delivered in accordance with the provisions of Section 2.03, and the satisfaction of all conditions precedent thereto, subject to the terms and conditions of this Agreement, the Indenture and the Sale and Servicing Agreement, the Note Purchaser shall make Advances from time to time during the Term; providedthat no Advance shall be required or permitted to be made on any Funding Date if, after giving effect to such Advance, (a) the Invested Amount would exceed the Maximum Invested Amount, (b) a Borrowing Base Deficiency exists or would exist, or (c) conditions set forth in Section 6.01 and 6.02 hereof as applicable, have not been satisfied. Subject to the terms of this Agreement and the Indenture, the aggregate principal amount of the Advances outstanding will be increased or decreased from time to time. The Issuer, not less than forty-five (45) days and not more then sixty (60) days prior to each annual anniversary of the Closing Date, may advise the Note Purchaser of its intent to reduce the Maximum Invested Amount on such anniversary date. On the anniversary date following delivery of such notice, the Issuer shall make a payment of principal on the Note in an amount equal to the amount indicated in the notice and the Trustee shall reflect the corresponding reduction in the Maximum Invested Amount and the corresponding reduction in the principal balance of the Note in its records in accordance with the Indenture.

        SECTION 2.03     Advance Procedures. Whenever the Issuer wishes the Note Purchaser to make an Advance, the Issuer shall (or shall cause the Servicer to) notify the Note Purchaser by written notice, with an electronic copy of such notice sent to the Note Purchaser, substantially in the form of Exhibit B hereto (each such request, an “Advance Request”), delivered to the Note Purchaser no later than two (2) Business Days (or such shorter period as may be agreed to in writing by the Issuer and the Note Purchaser) prior to the proposed Funding Date. Each such Advance Request shall be irrevocable and shall in each case refer to this Agreement and specify the aggregate amount of the requested Advance to be made on such date, which shall in no event be less than $2,000,000 per Advance and such Advance shall not cause there to be more than two (2) Advances in a calendar week. The Note Purchaser shall promptly thereafter (but in no event later than 11:00 a.m. New York City time on the proposed Funding Date) notify the Issuer whether the Note Purchaser has determined to make the requested Advance. On the Funding Date, subject to the other conditions set forth herein and in other Basic Documents, the Note Purchaser, with written notice to the Trustee, shall make available to the Issuer the amount of such Advance by wire transfer in U.S. dollars of such amount, in same day funds, to an account established by the Issuer ( the “Funding Account”) no later than 4:00 p.m. (New York time) on the date of such Advance.

        SECTION 2.04     The Note. On each Funding Date and on each date that the amount of outstanding Advances is reduced, a duly authorized officer, employee or agent of the Note Purchaser shall make appropriate notations in its books and records of the amount of such Advance and the amount of any reduction, as applicable. The Issuer hereby authorizes each duly authorized officer, employee and agent of the Note Purchaser to make such notations on the books and records as aforesaid in accordance with the terms of the Indenture and every such notation made in accordance with the foregoing authority shall be prima facie evidence of the accuracy of the information so recorded and shall be binding on the Issuer absent manifest error; provided, however, that in the event of a discrepancy between the books and records of the Note Purchaser and the records maintained by the Trustee pursuant to the Indenture, such discrepancy shall be resolved by the Note Purchaser and the Trustee.

        SECTION 2.05     Commitment Term. The “Term” of the Commitment hereunder shall be for a period commencing on the Closing Date and ending on the Facility Termination Date, or such other date as the Note Purchaser and the Issuer may mutually agree to in writing.

ARTICLE III
INTEREST AND FEES

        SECTION 3.01     Interest. Each Advance funded or maintained by the Note Purchaser shall bear interest at the Note Interest Rate during each Interest Period beginning from the Closing Date (or the related Funding Date, as applicable) to, and including the date the Note is paid in full.

            (a)     Interest on Advances shall be due and payable on each Payment Date in accordance with the provisions of the Indenture and the Sale and Servicing Agreement.

            (b)     All computations of interest at the Note Interest Rate shall be made on the basis of a year of 360 days and the actual number of days elapsed. Whenever any payment of interest or principal in respect of any Advance shall be due on a day other than a Business Day (or is extended by operation of law), such payment shall be made on the next succeeding Business Day (or on the first Business Day on which such extension by operation of law terminates) and such extension of time shall be included in the computation of the amount of interest owed.

        Section 3.02     Fees.

            (a)     On the Closing Date, the Issuer and the Servicer shall jointly and severally pay or cause to be paid to the Note Purchaser, a structuring fee in an amount equal to the sum of (i) the product of (x) 0.35% and (y) the Maximum Invested Amount, plus (ii) the Note Purchaser’s reasonable out-of-pocket expenses, including its legal fees, in accordance with, and subject to, Section 8.05.

            (b)     On each Payment Date prior to the Facility Termination Date, the Issuer and the Servicer shall jointly and severally pay, or cause to be paid, to the Note Purchaser, a facility fee equal to (i) the product of (x) a fraction, the numerator of which is the actual number of days elapsed in the related Interest Period and the denominator of which is 360 and (y) 0.25% and (ii) the difference between (a) the Maximum Invested Amount and (b) the daily average outstanding Invested Amount (the “Unused Facility Fee”) during the related Interest Period.

        SECTION 3.03     Increased Costs, etc. The Issuer agrees to reimburse the Note Purchaser for any increase in the cost of, or any reduction in the amount of any sum receivable by the Note Purchaser, including without limitation, any breakage fees or any reduction in the rate of return on the Note Purchaser’s capital (i) incurred as a result of the Note Purchaser making, continuing or maintaining (or committing to make, continue or maintain) any Advances, or (ii) that arise in connection with any change in, or as a result of the introduction, adoption, effectiveness, interpretation reinterpretation or phase-in, after the date of this Agreement, of any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority (except for such changes with respect to increased capital costs and taxes which are governed by Sections 3.04 and 3.05, respectively). Each such demand shall be provided to the Issuer in writing and shall state, in reasonable detail, the reasons therefor and the additional amount required (and the calculation thereof) fully to compensate the Note Purchaser for such increased cost or reduced amount or return. Such additional amounts shall be payable by the Issuer to the Note Purchaser on the Payment Date immediately succeeding the delivery of such notice to the Issuer. In the absence of manifest error, the information contained in such notice shall be deemed correct and shall be conclusive and binding on the Issuer.

        SECTION 3.04     Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation or reinterpretation or phase-in, after the date hereof, of any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority affects or would affect the amount of capital required or reasonably expected to be maintained by the Note Purchaser or any Person controlling the Note Purchaser and the Note Purchaser reasonably determines that the rate of return on its or such controlling Person’s capital as a consequence of its commitment or the Advances made by the Note Purchaser is reduced to a level below that which the Note Purchaser or such controlling Person would have achieved but for the occurrence of any such circumstance, then, in any such case after notice from time to time by the Note Purchaser to the Issuer, the Issuer shall pay to the Note Purchaser such amounts as are sufficient to compensate the Note Purchaser or such controlling Person for such reduction in rate of return. For avoidance of doubt, any accounting interpretation issued after the date of this Agreement, including, without limitation, Accounting Research Bulletin No. 41, or any other interpretation of the Financial Accounting Standards Board (the “FASB”), including FASB Interpretation No. 46: Consolidation of Variable Interest Entities, shall constitute an adoption, interpretation, reinterpretation or phase-in. A statement of the Note Purchaser as to any such additional amount or amounts (including calculations thereof in reasonable detail), in the absence of manifest error, shall be conclusive and binding on the Issuer; and provided, further, that the initial payment of such increased amounts shall include payment for accrued amounts due under this Section 3.04 prior to such initial payment. In determining such additional amount, the Note Purchaser may use any method of averaging and attribution that it shall reasonably deem applicable so long as it applies such method to other similar transactions.

        SECTION 3.05     Taxes. All payments by the Issuer of principal and interest on, the Advances and all other amounts payable hereunder and under the other Basic Documents (including fees) shall be made free and clear of, and without deduction for, any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding in the case of the Note Purchaser, taxes imposed on or measured by its overall net income, overall receipts or overall assets and franchise taxes imposed on it by the jurisdiction in which the Note Purchaser is organized or is operating or any political subdivision thereof (such non-excluded items being called “Taxes”). In the event that any withholding or deduction from any payment to be made by the Issuer or Servicer hereunder or under the other Basic Documents, is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Issuer or Servicer as applicable will:

            (a)     pay directly to the relevant authority the full amount required to be so withheld or deducted;

            (b)     promptly forward to the Note Purchaser or its agent an official receipt or other documentation evidencing such payment to such authority; and

            (c)     pay to the Note Purchaser or its agent such additional amount or amounts as is necessary to ensure that the net amount actually received by the Note Purchaser will equal the full amount the Note Purchaser would have received had no such withholding or deduction been required.

        Moreover, if any Taxes are directly asserted against the Note Purchaser with respect to any payment received by the Note Purchaser or its agent or any tax of other liability incurred by the beneficial owner of the holder of any Collateral pledged under the Indenture, the Note Purchaser or such agent may pay such Taxes and the Issuer will promptly upon receipt of prior written notice stating the amount of such Taxes pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount the Note Purchaser would have received had not such Taxes been asserted. The Note Purchaser shall make all reasonable efforts to avoid the imposition of any Taxes which would give rise to an additional payment under this Section 3.05.

        If the Issuer fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Note Purchaser or its agent the required receipts or other required documentary evidence, the Issuer, shall indemnify the Note Purchaser and its agent, if any, for any incremental Taxes, interest or penalties that may become payable by the Note Purchaser or its agent as a result of any such failure. For purposes of this Section 3.05, a distribution hereunder by the agent for the Note Purchaser shall be deemed a payment by the Issuer.

        Upon the request of the Issuer, the Note Purchaser, if it is organized under the laws of a jurisdiction other than the United States, shall, prior to the initial due date of any payments hereunder and to the extent permissible under then current law, execute and deliver to the Issuer on or about the first scheduled payment date in each calendar year thereafter, one or more (as the Issuer may reasonably request) United States Internal Revenue Service Forms W-8ECI or Forms W-8BEN or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to the Note Purchaser is exempt from withholding or deduction of Taxes. The Issuer shall not, however, be required to pay any increased amount under this Section 3.05 to the Note Purchaser if the Note Purchaser fails to comply with the requirements set forth in this paragraph.

ARTICLE IV
OTHER PAYMENT TERMS

        SECTION 4.01     Time and Method of Payment. All amounts payable to the Note Purchaser hereunder or with respect to the Note shall be made by wire transfer of immediately available funds in Dollars not later than 5:00 p.m., New York City time, on the date due. Any funds received after that time will be deemed to have been received on the next Business Day.

ARTICLE V
REPRESENTATIONS AND WARRANTIES AND CERTAIN COVENANTS

        SECTION 5.01     The Issuer. The Issuer, the Originator and the Servicer each represent and warrant to the Note Purchaser that each of its representations and warranties in the Basic Documents are true and correct, as of the date hereof, and each of the Issuer, Originator and the Servicer covenants that the same will be true as of each Funding Date, as if made on such Funding Date. The Issuer further represents and warrants and covenants to the Note Purchaser that as of the date hereof, and as of each Funding Date that:

            (a)     The Issuer has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, and the Issuer has full power and authority (limited liability company and other) necessary to offer, sell and deliver the Note and to own or hold its properties and to conduct its business as now conducted by it and to execute and deliver this Agreement and the other Basic Documents to which the Issuer is a party and to perform its obligations hereunder and thereunder and, with respect to the Issuer, to cause the Trustee to authorize and issue the Note from time to time as contemplated by this Agreement and the Indenture;

            (b)     the Basic Documents to which the Issuer is a party and the Note have been duly authorized and, as of the Closing Date, each will be duly executed and delivered by the Issuer, and each of the Basic Documents and the Note will, as of the Closing Date, constitute a valid, legal and binding obligation enforceable against the Issuer, in accordance with their respective terms, subject to the applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws now or hereafter in effect affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is pursuant to a proceeding in equity or at law);

            (c)     neither the Issuer nor, to the best of the Issuer’s knowledge after due inquiry, anyone acting on the Issuer’s behalf, has offered, pledged, sold or otherwise disposed of the Note or any interest therein or solicited any offer to buy or accept a transfer, pledge or other disposition of the Note or any interest therein or otherwise approached or negotiated, with respect to the Note or any interest therein, with any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, which would constitute a public distribution of the Note under the Securities Act, or which would render the disposition of the Note in violation of Section 5 of the Securities Act or any state securities laws, or require registration or qualification pursuant thereto or require registration of the Issuer under the Investment Company Act of 1940, as amended (the “Investment Company Act”), nor will the Issuer act, nor has the Issuer authorized or will it authorize any person to act, in such a manner with respect to the Note;

            (d)     the execution and delivery of the Basic Documents to which the Issuer is a party, the Issuer’s delivery of the Note and the acceptance by the Note Purchaser of the Note will not involve any prohibited transaction within the meaning of the Employee Retirement Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended;

            (e)     the Issuer is not required, and will not be required to register as an “investment company” under the Investment Company Act, and the Issuer is not controlled by an “investment company” as defined in the Investment Company Act;

            (f)     the Issuer is not in violation of its limited liability company agreement or in default under any agreement, indenture or instrument to which it is a party, the effect of which violation or default could reasonably be expected to have a material adverse effect on it, the Collateral or on any of the transactions contemplated hereby. Neither the issuance and sale of the Note, nor the execution, delivery and performance by the Issuer of this Agreement or any Basic Document to which it is a party, nor the consummation by the Issuer of any of the transactions contemplated hereby or by any Basic Document, nor compliance by the Issuer with the provisions hereof or thereof, does or will conflict with or result in a breach or violation of any term or provision of (i) the certificate of formation (or other document of similar import) or limited liability company agreement of the Issuer or conflict with, result in a breach, violation or acceleration of, or constitute a default under, the terms of any indenture or other agreement or instrument to which the Issuer is a party or by which it is bound or to which any of the properties of the Issuer is subject, the effect of which conflict, breach, violation, acceleration or default could reasonably be expected to have a material adverse effect on the Collateral or on any of the transactions contemplated hereby or (ii) any statute, order or regulation applicable to the Issuer of any court, legislative or regulatory body, administrative agency or governmental body having jurisdiction over the Issuer, the effect of which conflict, breach, violation or default could reasonably be expected to have a material adverse effect on the Collateral, the Note or on any of the transactions contemplated hereby. The Issuer is not a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, legislative or regulatory body, administrative agency or governmental body having jurisdiction over it that materially and adversely affect, or could reasonably be expected to materially and adversely affect (i) the ability of the Issuer to perform its obligations under this Agreement or any other Basic Document to which it is a party, (ii) the business, operations, financial condition, properties, assets or prospects of the Issuer or (iii) the enforceability or collectability of the Collateral or the Note;

            (g)     there are no actions or proceedings against, or investigations of, the Issuer pending, or, to the knowledge of the Issuer after due inquiry, threatened, before any court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, any Basic Document or the Note, (ii) seeking to prevent the issuance of the Note or the consummation of any of the transactions contemplated by this Agreement or any Basic Document, (iii) that, if determined adversely to the Issuer, may reasonably be expected to either individually or in the aggregate, have an adverse affect on the Collateral or on the business, operations, financial condition, properties, assets or prospects of the Issuer or the validity or enforceability of, or the performance by the Issuer of its obligations under, this Agreement, any other Basic Document or the Note or (iv) that is if determined adversely to the Issuer, could reasonably be expected to adversely affect the federal income tax attributes of the Note;

            (h)     all approvals, authorizations, consents, orders or other actions of any court, regulatory body, administrative agency, governmental body or arbitrator required to be made or obtained by the Issuer in connection with the execution and delivery of the Note or any Basic Document, the performance of the transactions contemplated by the Note or any Basic Document by the Issuer and the fulfillment of the terms hereof by the Issuer have been obtained;

            (i)     immediately prior to the pledge of the Initial Receivables on the Closing Date by the Issuer to the Trustee as contemplated by the Indenture, the Issuer (i) had good title to, and was the sole owner of, the Collateral purported to be pledged by it pursuant to the Indenture free and clear of any Lien and (ii) had not assigned to any person any of its right, title or interest in such Collateral, other than the security interest created by the Basic Documents and no further action, including the filing of any document (other than such UCC’s, if any, as will be timely filed), is required to establish and perfect the security interest of the Trustee in the Collateral in favor of the Note Purchaser against all third parties in any jurisdiction and all such Collateral is freely assignable to the Trustee for the benefit of the Note Purchaser (or if consent is necessary for such assignment, such consent has been granted);

            (j)     immediately prior to each pledge of Additional Receivables on each Advance Date, by the Issuer to the Trustee as contemplated by the Indenture, the Issuer (i) will have good title to, and will be the sole owner of, each Additional Receivable and the other Collateral purported to be pledged by it pursuant to the Indenture free and clear of any Lien and (ii) will not have assigned to any person any of its right, title or interest in such Collateral, other than the security interest created by the Basic Documents, and no further action, including any filing of any document (other than such UCC’s, if any, as will be timely filed), will be required to establish and perfect the security interest of the Trustee in the Collateral in favor of the Note Purchaser against all third parties in any jurisdiction and all such Collateral will be freely assignable to the Trustee for the benefit of the Note Purchaser (or if consent is necessary for such assignment, such consent has been granted);

            (k)     no Funding Termination Event, or event which, with the giving of notice or the passage of time or both would constitute a Funding Termination Event, has occurred and is continuing or will result from the sale of the Note;

            (l)     assuming the Note Purchaser is not purchasing the Note with a view toward further distribution and that the Note Purchaser has not engaged in any general solicitation or general advertising within the meaning of the Securities Act, the offer and sale of the Note in the manner contemplated by this Agreement is a transaction exempt from the registration requirements of the Securities Act, and the Indenture is not required to be qualified under the Trust Indenture Act;

            (m)     the Issuer has furnished to the Note Purchaser true, accurate and complete copies of all Basic Documents as of the Closing Date, all of which Basic Documents are in full force and effect as of the Closing Date and no terms of any such agreements or documents have been amended, modified or otherwise waived as of such date; and

            (n)     the Note purchased by the Note Purchaser hereunder will be entitled to the benefit of the security provided in the Indenture.

        SECTION 5.02     Servicer. The Servicer represents and warrants to the Note Purchaser, as of the date hereof and as of and after giving effect to the making of each Advance, that:

            (a)     the Servicer has been duly organized and is validly existing as a corporation under the laws of the State of Wisconsin, and the Servicer has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement and the other Basic Documents;

            (b)     each of the Basic Documents to which the Servicer is a party has been duly authorized and, as of the Closing Date, will be duly executed and delivered by the Servicer, and each of the Basic Documents to which the Servicer is a party will, as of the Closing Date, constitute a valid, legal and binding obligation enforceable against it, in accordance with their respective terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws now or hereafter in effect affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is pursuant to a proceeding in equity or at law);

            (c)     the Servicer is not in violation of its certificate of incorporation or by-laws, respectively, or in default under any agreement, indenture or instrument to which it is a party, the effect of which violation or default could reasonably be expected to have a material adverse effect on it, the Collateral or to any of the transactions contemplated hereby. Neither the issuance and sale of the Note, nor the execution, delivery and performance by the Servicer of this Agreement or any Basic Document to which it is a party, nor the consummation by the Servicer of any of the transactions contemplated hereby or by any Basic Document, nor compliance by the Servicer with the provisions hereof or thereof, does or will conflict with or result in a breach or violation of any term or provision of (i) the certificate of incorporation or by-laws (or other document of similar import) of the Servicer or conflict with, result in a breach, violation or acceleration of, or a default under, the terms of any indenture or other agreement or instrument to which the Servicer is a party or by which it is bound or to which any of the properties of the Servicer is subject, the effect of which conflict, breach, violation, acceleration or default could reasonably be expected to have a material adverse effect on it, the Collateral or any of the transactions contemplated hereby or (ii) any statute, order or regulation applicable to the Servicer of any court, regulatory or legislative body, administrative agency or governmental body having jurisdiction over the Servicer, the effect of which conflict, breach, violation or default could reasonably be expected to have a materially adverse effect on it, the Collateral or any of the transactions contemplated hereby. The Servicer is not a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory or legislative body, administrative agency or governmental body having jurisdiction over it that materially and adversely affects, or could reasonably be expected to materially and adversely affect, (i) the ability of the Servicer to perform its obligations under this Agreement or any Basic Document , (ii) the business, operations, financial condition, properties, assets or prospects of the Servicer; or (iii) the enforceability or collectability of the Collateral or the Note;

            (d)     the Servicer possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it, except to the extent that the failure to have such licenses, certificates, authorities or permits does not have a material adverse effect on the Receivables, the Note or the conduct of its business, operations, financial condition, properties, assets or prospects of the Servicer, and it has not received notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding may reasonably be expected to have a material adverse effect on the Receivables, the Note or the conduct of its business operations, financial condition, properties, assets or prospects of the Servicer;

            (e)     there are no actions or proceedings against, or investigations of, the Servicer pending, or, to the knowledge of the Servicer, threatened, before any court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, any other Basic Document or the Note, (ii) seeking to prevent the issuance of the Note or the consummation of any of the transactions contemplated by this Agreement or any Basic Document, (iii) that, if determined adversely to the Servicer, may, individually or in the aggregate, be reasonably be expected to have a material adverse effect on the Collateral or the business, operations, financial condition, properties, assets or prospects of the Servicer or the validity or enforceability of, or the performance by the Servicer of its obligations under, this Agreement, any other Basic Document or the Note or (iv) that, if determined adversely to the Servicer, could reasonably be expected to have a material adverse effect on the federal income tax attributes of the Note;

            (f)     all approvals, authorizations, consents, orders or other actions of any court, regulatory body, administrative agency, governmental body or arbitrator required to be made or obtained by the Servicer in connection with the execution and delivery of this Agreement, any other Basic Document or the Note, the performance of the transactions contemplated by any Basic Document by the Servicer and the fulfillment of the terms hereof by the Servicer have been made or obtained;

            (g)     except to the extent otherwise set forth in the Basic Documents, each representation and warranty made by it in each Basic Document to which it is a party (including any representations and warranties made by it as Originator) is true and correct and would not omit to state a material fact necessary to make the statements therein not misleading as of the date originally made, as of the date hereof as if made on and as of the date hereof and as of and after giving effect to the making of each Advance as if made on and as of the making of each Advance as if set forth in full herein;

            (h)     the audited consolidated balance sheet of the Servicer and its consolidated subsidiaries as of December 31, 2004 and the related statements of income, changes in stockholders equity and cash flow as of and for the fiscal year ending on such date, and the related statements of income, changes in stockholders equity and cash flow as of and for the quarter ending on such date (including in each case the schedules and notes thereto) (collectively, the “Financial Statements”), have been prepared in accordance with GAAP and present fairly the financial position of the Servicer and its consolidated subsidiaries as of the dates thereof and the results of their operations for the periods covered thereby subject, in the case of all unaudited statements, to normal year-end audit adjustments and lack of footnotes and other presentation items;

            (i)     neither the Servicer nor, to the best of the Servicer’s knowledge after due inquiry, anyone acting on the Servicer’s behalf, has offered, transferred, pledged, sold or otherwise disposed of the Note or any interest therein, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Note or any interest therein or otherwise approached or negotiated, with respect to the Note or any interest therein, with any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, which would constitute a public distribution of the Note under the Securities Act, or which would render the disposition of any Note in violation of Section 5 of the Securities Act or any state securities laws, or require registration or qualification pursuant thereto or require registration of the Servicer under the Investment Company Act, nor will the Servicer act, nor has the Servicer authorized or will it authorize any person to act, in such a manner with respect to the Note;

            (j)     no practice, procedure or policy employed or proposed to be employed by the Servicer in the conduct of its business constitutes a material violation of any law, regulation, judgment, agreement, order or decree applicable to the Servicer;

            (k)     the Servicer is solvent and will not be rendered insolvent by the transactions contemplated by the Basic Documents and, after giving effect to such transactions, the Servicer will not be left with an unreasonably small amount of capital with which to engage in its business. The Servicer does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. The Servicer does not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Servicer or any of its assets. The Servicer has not had a judgment entered against it that has been returned unsatisfied. The amount of consideration being received by the Servicer upon the sale of the Receivables being sold by the Servicer (in its capacity as Originator) under the Basic Documents constitutes reasonably equivalent value and fair consideration for such Receivables. The Servicer in its capacity as Originator, is not transferring the Receivables as provided in the Basic Documents, with any intent to hinder, delay or defraud any of its creditors;

            (l)     no practice, procedure or policy employed or proposed to be employed by the Servicer in the conduct of its business violates any anti-money laundering law or regulation (including without limitation, the USA PATRIOT Act, Public Law No. 107-56 (2001), and regulations promulgated thereunder) applicable to the Servicer the violation of which would adversely affect the Servicer;

            (m)     the Servicer is not required to register as an “investment company” under the Investment Company Act;

            (n)     the Servicer has filed all federal and state tax returns which are required to be filed and paid all taxes, including any assessments received by it, to the extent that such taxes have become due. Any taxes, fees and other governmental charges payable by the Servicer in connection with the transactions contemplated by the Basic Documents, the execution and delivery of the Basic Documents and the issuance of the Notes have been paid or will be paid;

            (o)     no certificate, statement, report or other document furnished and no representation or warranty made or to be furnished or made to the Note Purchaser by the Servicer in connection with any Basic Document, at the time furnished, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained therein not misleading; and

            (p)     the information set forth in the most recent Borrowing Base Certificate is true and correct in all material respects.

        Additionally, the Servicer makes all representations set forth in Section 8.1 of the Sale and Servicing Agreement to the Note Purchaser, as if set forth in full herein; provided that all references in Section 8.1 thereof to this Agreement shall be deemed to refer to this Note Purchase Agreement.

        SECTION 5.03     Note Purchaser. The Note Purchaser represents and warrants to the Issuer and the Servicer, as of the date hereof (or as of a subsequent date on which a successor or assign of the Note Purchaser shall become a party hereto), that:

            (a)     the Note Purchaser has been duly formed and is validly existing as a corporation under the laws of the State of Delaware and is in good standing under the laws of the State of Delaware;

            (b)     this Agreement has been duly and validly authorized, executed and delivered by the Note Purchaser and constitutes a legal, valid, binding obligation of the Note Purchaser, enforceable against the Note Purchaser in accordance with its terms subject to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws now or hereafter in effect affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is pursuant to a proceeding in equity or at law);

            (c)     it is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of investing in, the Note;

            (d)     it is purchasing the Note for its own account, or for the account of one or more “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that meet the criteria described in subsection (b) and for which it is acting with complete investment discretion, for investment purposes only and not with a view to distribution, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control;

            (e)     it understands that the Note has not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and is being offered only in a transaction not involving any public offering within the meaning of the Securities Act and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from registration or qualification is available, that the Issuer is not required to register the Note, and that any transfer must comply with provisions of Section 2.3 of the Indenture;

            (f)     it understands that the Note will bear the legend set out in the form of Note attached as Exhibit A-1 to the Indenture and be subject to the restrictions on transfer described in such legend;

            (g)     it will comply with all applicable federal and state securities laws in all material respects in connection with any subsequent resale of the Note;

            (h)     it understands that the Note may be offered, resold, pledged or otherwise transferred without the Issuer’s prior written consent only (A) to the Issuer, (B) in a transaction meeting the requirements of Rule 144A under the Securities Act, (C) outside the United States to a foreign person in a transaction meeting the requirements of Regulation S under the Securities Act, or (D) in a transaction complying with or exempt from the registration requirements of the Securities Act and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction; provided however that notwithstanding anything contained in this Agreement to the contrary, the Note Purchaser agrees that no transfer of any portion of the Note shall be made to a Person primarily engaged in the business of manufacturing and selling agricultural or construction equipment.

            (i)     if it desires to offer, sell or otherwise transfer, pledge or hypothecate the Note as described in subclauses (B), (C) or (D) of the preceding paragraph, the transferee of the Note will be required to deliver a certificate and may under certain circumstances be required to deliver an opinion of counsel, in each case, as described in the Indenture, reasonably satisfactory in form and substance to the Trustee, that an exemption from the registration requirements of the Securities Act applies to such offer, sale, transfer or hypothecation. The Note Purchaser understands that the registrar and transfer agent for the Note will not be required to accept for registration of transfer the Note acquired by it, except upon presentation of an executed letter in the form required by the Indenture; and

            (j)     it will obtain from any purchaser of the Note substantially the same representations and warranties contained in the foregoing paragraphs.

ARTICLE VI
CONDITIONS

        SECTION 6.01     Conditions to Note Purchase and Initial Advance. The obligation of the Note Purchaser to purchase the Note and fund the Initial Advance hereunder shall be subject to the receipt by the Note Purchaser of the following items on or prior to the Closing Date, each in form and substance satisfactory to the Note Purchaser in its reasonable discretion:

            (a)     each of the Basic Documents, has been duly authorized and executed by the parties thereto, is in full force and effect and all consents, waivers and all approvals necessary for the consummation of the transactions contemplated by the Basic Documents shall have been obtained and be in full force and effect;

            (b)     certified copies of charter documents, by-laws, operating agreements and resolutions of the Board of Managers or Board of Directors, as applicable, of each of the Gehl Parties respectively, authorizing or ratifying the execution, delivery and performance of each of the Basic Documents to which each is a party;

            (c)     a certificate of the Secretary or an Assistant Secretary of each of the Gehl Parties , as applicable, certifying the names and signatures of its officer or officers authorized to sign all Basic Documents and other related documents to which each is a party;

            (d)     at the time of such issuance, all conditions to the authentication and issuance of the Note under the Indenture and the conditions set forth in Section 2.1(b) of the Sale and Servicing Agreement, shall have been satisfied and all conditions to the Initial Advance, set forth in this Section 6.01 shall have been satisfied;

            (e)     the Note Purchaser shall have received a duly executed, authorized and authenticated Note registered in its name and stating that the principal amount thereof shall not exceed the Maximum Invested Amount (a copy of which shall be delivered to the Trustee) which Note shall be entitled to the benefit of the security provided in the Indenture and shall constitute the legal, valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms subject to applicable bankruptcy and insolvency laws;

            (f)     customary legal opinions (including opinions relating to the tax treatment of the Note, true sale, non-consolidation, UCC and various corporate and enforceability matters) as may be requested by the Note Purchaser ;

            (g)     financing statements on Form UCC-1 or other documents shall have been filed with respect to the Trustee’s security interest in the Collateral and copies of (i) all search reports and (ii) all required consents or release letters required to be obtained from any lender and the Originator or its Affiliates releasing all Liens and other interests in the Collateral;

            (h)     the Gehl Parties shall have responded to all due diligence and other requests for documents, reports and other items made by the Note Purchaser its counsel, accountants and other related parties, to reasonable satisfaction of the Note Purchaser or, the Note Purchaser and the Issuer shall have made satisfactory arrangements for the prompt delivery after the Closing Date of any due diligence materials requested by the Note Purchaser but not delivered prior to the Closing Date and, in accordance with Section 8.06, shall cooperate with the Note Purchaser in any continuing due diligence investigation conducted by it;

            (i)     the Issuer shall have paid all fees and expenses required to be paid by it on the Closing Date including, without limitation, the structuring fee described in Section 3.02(a) hereof and all fees and expenses required to be paid under Section 8.05(a) hereof;

            (j)     rating letters from each Rating Agency issuing a rating of at least BBB- (in the case of S&P) and Baa3 (in the case of Moody’s) with respect to the Note;

            (k)     the Issuer and the Hedge Counterparty, if any, shall have entered into a Hedge Agreement in connection with the payment of interest and fees under the Note, in form and substance reasonably satisfactory to the Note Purchaser and such Hedge Agreement, shall be in full force and effect and no termination event shall have occurred thereunder;

            (l)     an original Schedule of Receivables;

            (m)     the Custodian shall have delivered to the Note Purchaser a Custodial Receipt with respect to the Receivable Files for the Receivables to be purchased on such Funding Date in substantially the form attached as Exhibit A to the Sale and Servicing Agreement;

            (n)     the amount on deposit in the Reserve Account shall equal or exceed the Required Reserve Account Amount, taking into account the application of the proceeds of the proposed Advance on such Funding Date;

            (o)     all limitations specified in Section 2.02 of this Agreement and the conditions set forth in Section 2.1(b) of the Sale and Servicing Agreement shall have been satisfied with respect to the making of such Advance;

            (p)     no later than two (2) Business Days prior to the requested Funding Date, the Note Purchaser shall have received a properly completed Borrowing Base Certificate from the Servicer in the form of Exhibit A hereto;

            (q)     no later than two (2) Business Days prior to the requested Funding Date, the Note Purchaser shall have received a properly completed and executed Advance Request pursuant to Section 2.03 hereof;

            (r)     an Officer’s Certificate of each Gehl Party to the effect that: (i) the representations and warranties of each Gehl Party in each Basic Document are true and correct as of the date of such requested Advance, with the same effect as though made on the date of such Advance (except that to the extent any such representation or warranty expressly relates to an earlier date, such representation or warranty was true and correct in all respects on and as of such earlier date); (ii) each Gehl Party complied in all respects with all agreements and satisfied all the conditions on its part to be performed or satisfied under the Basic Documents on or prior to the Closing Date; and (iii) no Event of Default, Funding Termination Event or Servicer Termination Event shall have occurred, or event, which with the giving of notice, the lapse of time or both shall constitute an Event of Default, Funding Termination Event or Servicer Termination Event, shall have occurred or is continuing or will result from the purchase of the Note or the Initial Advance;

            (s)     an Officer’s Certificate of the Servicer which provides (i) that after giving effect to the Initial Advance, the weighted average of the aggregate Amount Financed under the initial Receivables over the aggregate “value” of such Financed Equipment (as determined by reference to the Standard Trade Price for new Financed Equipment and the Green Guide for used Financed Equipment), shall not exceed 95%, (ii) after giving affect to the Initial Advance, there will be not less than 300 Obligors with Receivables in the initial pool of Receivables and (iii) the weighted average maturity of the initial Receivables shall not exceed 54 months;

            (t)     the Note Purchaser shall have received from the Originator (i) a state by state survey of the license and other regulatory requirements in each of the states in which the initial Receivables were originated, which shall be in form and substance satisfactory to the Note Purchaser and its counsel, (ii) copies of all certificates and licenses required to be obtained by the Originator or the Servicer in order to do business in each of the states in which the initial Receivables were originated and (iii) an Opinion of Counsel from Foley & Lardner LLP, with respect to the licensing, permitting and other regulatory requirements as set forth in the related survey and the Originator’s compliance therewith; and

            (u)     the Issuer shall have delivered to the Note Purchaser such other documents and opinions as the Note Purchaser may reasonably request.

        SECTION 6.02     Conditions to Subsequent Advances. The obligation of the Note Purchaser to fund any Advance with respect to Additional Receivables shall be subject to the receipt by the Note Purchaser of the following items on or prior to the related Funding Date, each in form and substance satisfactory to the Note Purchaser:

            (a)     an updated Schedule of Receivables and the Issuer shall have delivered to the Trustee an Assignment and shall have indicated in its computer files such the Receivables have been transferred to the Issuer and, within five (5) Business Days thereafter, the Issuer shall have delivered a computer printout, computer file or microfiche list containing a true and complete list of all Receivables to be purchased on the related Funding Date, identified by account number and the aggregate amount of the Receivables, as of the Funding Date, which computer printout, computer file or microfiche list shall be as of the date of such Assignment and shall be incorporated into and made a part of such Assignment and the Sale and Servicing Agreement;

            (b)     the Custodian shall have delivered to the Note Purchaser a Custodial Receipt with respect to the Receivable Files for the Additional Receivables to be purchased on such Funding Date in substantially the form attached as Exhibit A to the Sale and Servicing Agreement;

            (c)     the amount on deposit in the Reserve Account shall equal or exceed the Required Reserve Account Amount, taking into account the application of the proceeds of the proposed Advance on such Funding Date;

            (d)     all limitations specified in Section 2.02 of this Agreement and the conditions set forth in Section 2.1(b) of the Sale and Servicing Agreement shall have been satisfied with respect to the making of such Advance;

            (e)     no later than two (2) Business Days prior to the requested Funding Date, the Note Purchaser shall have received a properly completed Borrowing Base Certificate from the Servicer in the form of Exhibit A hereto and after giving effect to such Advance, the Borrowing Base Deficiency shall be zero;

            (f)     no later than two (2) Business Days prior to the requested Funding Date, the Note Purchaser shall have received a properly completed and executed Advance Request pursuant to Section 2.03 hereof;

            (g)     the Servicer shall have delivered to the Note Purchaser the Servicer’s Certificate for the immediately preceding Accrual Period pursuant to Section 4.9 of the Sale and Servicing Agreement;

            (h)     an Officer’s Certificate from the Originator which certifies that: (i) the representations and warranties made by the Gehl Parties in the Basic Documents are true and correct as of the date of such requested Advance, with the same effect as though made on the date of such Advance; (ii) the Gehl Parties are in compliance with all covenants made by each such party in the Basic Documents (iii)such Advance will not cause there to be more than two Advances made in a calendar week; (iv) after giving effect to such Advance, the Invested Amount of the Note will not exceed the Maximum Invested Amount; (v) after giving effect to such Advance, the Borrowing Base Deficiency shall be equal to zero; (vi) Facility Termination Date shall not have occurred or will not occur as a result of making such Advance; and (vii) before and after giving effect to any addition of Receivables, no Event of Default, Funding Termination Event or Servicer Termination Event shall have occurred, or event, which with the giving of notice, the lapse of time or both shall constitute an Event of Default, Funding Termination Event or Servicer Termination Event, shall have occurred. or will occur as a result of the purchase of the Additional Receivables or the Advance by the Note Purchaser;

            (i)     an Officer’s Certificate of the Servicer which provides that (i) after giving effect to the Advance, the weighted average of the aggregate Amount Financed under the Receivables over the aggregate “value” of such Financed Equipment (as determined by reference to the Standard Trade Price for new Financed Equipment and the Green Guide for used Financed Equipment), shall not exceed 95%, (ii) after giving affect to the Advance, there will be not less than 300 Obligors with Receivables in the pool of Receivables and (iii) the weighted average maturity of the outstanding Receivables shall not exceed 54 months;

            (j)     except to the extent such information has previously been provided by the Originator, the Note Purchaser shall have received from the Originator (i) a state by state survey of the license and other regulatory requirements in each of the states in which the related Receivables were originated, which shall be in form and substance satisfactory to the Note Purchaser and its counsel, (ii) copies of all certificates and licenses required to be obtained by the Originator or the Servicer in order to do business in each of the states in which such Receivables were originated, and (iii) an Opinion of Counsel from Foley & Lardner LLP, with respect to the licensing, permitting and other regulatory requirements as set forth in the related survey and the Originator’s compliance therewith;

            (k)     the Issuer shall have delivered to the Note Purchaser such other documents and opinions as the Note Purchaser may reasonably request; and

            (l)     (A) the Hedge Agreement (i) shall be in full force and effect and no termination event thereunder shall have occurred, (ii) shall provide that notional amount of the Hedge Agreement shall not begin to amortize prior to the three month anniversary of the Closing Date and (iii) shall include an amortization schedule which shall be calculated assuming zero losses and zero prepayments; and (B) the Hedge Counterparty shall have a rating at least equal to the then current S &P rating on Note.

        The giving of any notice pursuant to Section 2.03 shall constitute a representation and warranty by the Issuer and the Servicer that all conditions precedent to such Advance have been satisfied.

        During the period beginning on the Cutoff Date for the Receivables to be sold to be purchased and the related Funding Date, as applicable, there shall have occurred none of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ; (ii) a suspension or material limitation in trading in the securities of the Originator or an Affiliate thereof, if applicable; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Note Purchaser judgment makes it impracticable or inadvisable to proceed with the related Advance or any other transaction contemplated by this Agreement.

ARTICLE VII
COVENANTS

        SECTION 7.01     Affirmative Covenants. Each of the Gehl Parties severally covenants and agrees that, until the Note and all other obligations of the Issuer under this Agreement and the other Basic Documents have been paid in full or otherwise satisfied and the Note has been cancelled, it will:

            (a)     duly and timely perform all of its respective covenants and obligations under each Basic Document to which it is a party;

            (b)     continue to engage in the business now conducted by it and activities reasonably related thereto and preserve and maintain in full force and effect its existence and all permits, licenses, approvals, consents, rights, privileges, and franchises necessary or desirable in the conduct or transaction of its business or the ownership of its properties, except to the extent the failure to maintain such permits, licenses, approvals, consents, rights, privileges and franchises could not reasonably be expected to have a material adverse effect on the Note, the rights of the Note Purchaser or the value or enforceability of the Collateral;

            (c)     at the same time any report, notice or other document is provided or any communication is furnished to the Rating Agencies or the Trustee, or is caused to be provided or furnished, by any Gehl Party under the Indenture or any other Basic Document, provide the Note Purchaser with a copy of such report, notice or other document;

            (d)     at any time and from time to time, following at least three (3) Business Days prior notice from the Note Purchaser, and during regular business hours (at the Note Purchaser’s expense), permit the Note Purchaser or its agents, representatives or permitted assigns, access to the offices of, the Servicer and the Issuer, as applicable, (i) to examine and make copies of and abstracts from all documentation relating to the Collateral and the Trust Estate, and (ii) to discuss matters relating to the Collateral and the Trust Estate, or the administration and performance of the Indenture, the Sale and Servicing Agreement and the other Basic Documents with any of the officers or employees of, the Servicer or the Issuer, as applicable, having knowledge of such matters;

            (e)     respond to all due diligence and other requests for documents, reports and other items made by the Note Purchaser, its counsel, accountants and other related parties, to the reasonable satisfaction of the Note Purchaser;

            (f)     promptly notify the Note Purchaser of any material change in its origination or underwriting policies or practices;

            (g)     pay and discharge all taxes, levies, Liens and other charges on the Collateral that would create any lien or charge upon the Collateral;

            (h)     comply in all respects with all laws, ordinances, rules, and regulations of any federal, state, municipal or other public authority having jurisdiction over such party or any of its assets, except to the extent the failure to comply with such laws could not reasonably be expected to have a material adverse effect on such party’s ability to comply with its obligations under this Agreement, the Note and the other Basic Documents;

            (i)     promptly, and in any event within five (5) Business Days of an Executive Officer of a Gehl Party becoming aware of the occurrence thereof, notify the Note Purchaser in writing of (i) the occurrence of any Event of Default, Funding Termination Event or Servicer Termination Event or event which, with notice or lapse of time or both, would constitute an Event of Default, a Funding Termination Event or a Servicer Termination Event and (ii) any event of default by any party under any indenture, mortgage, deed of trust, agreement or other instrument or contractual obligation to which any Gehl Party is a party and by which the Collateral or the Note may be affected;

            (j)     maintain the Trustee (or a successor reasonably satisfactory to the Note Purchaser) under the Indenture (or a successor agreement of substantially the same tenor) at all times;

            (k)     cause the Servicer to service and manage the Collateral in accordance with its customary practices, in a manner consistent with the terms of the Sale and Servicing Agreement and the intent of the parties thereto and otherwise enforce the obligations of the Servicer under the Sale and Servicing Agreement;

            (l)     advise the Note Purchaser of any breach of any representation or warranty or covenant of any Gehl Party under any Basic Document within three (3) Business Days of an Executive Officer becoming aware of such breach; and

            (m)     provide thirty (30) days’ prior written notice of the intention of any Gehl Party to reincorporate, change its name, principal place of business or the location where its books and records are kept.

        SECTION 7.02     Negative Covenants. Each Gehl Party jointly and severally covenants and agrees that, until the Note and all other obligations of the Issuer under this Agreement and the other Basic Documents have been paid in full or otherwise satisfied and the Note has been cancelled, it will not and will not permit any other Gehl Party to:

            (a)     create, incur, assume, or suffer to exist, any Lien on any of the Collateral whether now owned or hereafter acquired, other than Liens in favor of the Trustee for the benefit of the Note Purchaser or permit any financing statement or assignment (except in favor of the Trustee) to be on file in any public office with respect thereto;

            (b)     reorganize, merge into or consolidate with any other Person unless the Gehl Party is the surviving entity, or transfer substantially all of its assets in one transaction or a series of related transactions to any other Person to accomplish a similar purpose, (ii) assign, transfer, sell, lease, otherwise dispose of, or terminate any Gehl Party’s interest in any of the Collateral, other than in accordance with the terms of the Basic Documents, (iii) wind up, liquidate or dissolve or (iv) move its principal place of business outside the continental United States, or agree to do any of the foregoing;

            (c)     except as otherwise provided in the Basic Documents, transfer or otherwise convey or move any Receivables into any other investment of any Gehl Party that is not property of the Issuer (it being understood that this covenant shall become inapplicable with respect to any Receivable repurchased by the Company); provided, that this covenant shall be in full force and effect through the later of the Facility Termination Date and such time that the Note and related fees and expenses have been paid in full;

            (d)     sell, pledge, or otherwise convey any interest in the Receivables sold to the Issuer, the cash flows in the Receivables sold to the Issuer, or any intangibles related thereto except pursuant to the terms of the Basic Documents; provided, that this covenant shall be in full force and effect through the later of the Facility Termination Date and such time that the Note and related fees and expenses are paid in full;

            (e)     except as permitted in accordance with the servicing standards described in the Sale and Servicing Agreement, consent to any change to the servicing or collection practices and procedures which change could reasonably be expected to cause there to be a delay in or diminishment of the Receivables cash flow or otherwise have an adverse effect on the value or collectability of the Collateral generally;

            (f)     except as contemplated by the terms of the Basic Documents, amend, modify, waive or give any approval, consent or permission under, any provision of any Basic Document to which it is a party unless any such amendment, modification, waiver or other action is in writing and made in accordance with the terms of such Basic Document and the rating Agency Condition shall have been satisfied to the extent required by the Basic Documents;

            (g)     the proceeds of the Advances will not be used by the Company or the Issuer, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any debt which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute the Advances under this Agreement as being “purpose credit” within the meaning of Regulation X of the Board of Governors of the Federal Reserve System;

            (h)     permit a Borrowing Base Deficiency to occur which is not cured in accordance with the Indenture; and

            (i)        permit any amendment or assignment of the Hedge Agreement prior to satisfaction of the Rating Agency Condition.

        Section 7.03     Annual Deliveries. On or before March 31, of each year, beginning March 31, 2006, the Issuer shall deliver to the Note Purchaser:

(i) a letter from each Rating Agency confirming the ratings on the Note as issued by each Rating Agency on the Closing Date;

(ii) an Opinion of Counsel with respect to various UCC matters in accordance with Section 4.17 of the Sale and Servicing Agreement; and

(iii) a certificate of good standing of the Issuer and Seller, issued by the Secretary of State of the State of Delaware dated not more that five (5) days prior to the delivery date noted above, from the Secretary of State or other appropriate authority of the State of Delaware evidencing the good standing of the Issuer in Delaware and in each other jurisdiction where the ownership of its property or the conduct of its business requires any qualification.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

        SECTION 8.01     Amendments. No amendment to, or waiver of, any provision of this Agreement, or consent to any departure herefrom by any Gehl Party or the Note Purchaser, shall be effective unless the same shall be in writing and signed by each Gehl Party and the Note Purchaser. The Issuer will provide the Rating Agencies with prompt written notice of any amendment to this Agreement.

        SECTION 8.02     No Waiver; Remedies. Any waiver, consent or approval given by any party hereto shall be effective only in the specific instance and for the specific purpose for which given, and no waiver by a party of any breach or default under this Agreement shall be deemed a waiver of any other breach or default. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder, or any abandonment or discontinuation of steps to enforce the right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

        SECTION 8.03     Binding on Successors and Assigns.

            (a)     This Agreement shall be binding upon, and inure to the benefit of, the Gehl Parties, the Note Purchaser and their respective successors and permitted assigns; provided, however, that none of the Gehl Parties may assign their rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of the Note Purchaser. Nothing expressed herein is intended or shall be construed to give any Person other than the Persons referred to in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement.

The Note Purchaser may at any time grant a security interest in and lien on all of its interests under this Agreement, the Note and all Basic Documents to any Person who, at any time now or in the future, provides program liquidity or credit enhancement, including without limitation, a credit default swap, a surety bond or any insurance policy, including any financial guaranty insurance policy, for the benefit of the Note Purchaser. The Note Purchaser may assign its Commitment or all of its interest under the Note, this Agreement and the Basic Documents to any Person with the written consent of the Issuer which shall not be unreasonably withheld or delayed, provided, however, no consent shall be required for the Note Purchaser desires to sell or assign its interest in the Note or any of its rights or obligations hereunder to an Affiliate of the Note Purchaser or to any Accredited Investor (which is not primarily engaged in the business of manufacturing and selling agricultural or construction equipment), provided further however, that at any time that a Funding Termination Event, Servicer Termination Event or Event of Default has occurred and is continuing, no consent from any Gehl Party shall be required prior to any transfer by the Note Purchaser of its interest in the Note or any of its rights or obligations hereunder. Notwithstanding the foregoing, it is understood and agreed by the Issuer that the Note may be sold, transferred or pledged without the consent of the Issuer in compliance with, and as provided for under, Section 5.03(h). Notwithstanding any other provisions set forth in this Agreement, the Note Purchaser may at any time create a security interest in all of its rights under this Agreement, the Note and the Basic Documents in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

            (b)     If, on or after the date of this Agreement, the Note Purchaser reasonably determines that the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Note Purchaser with any request or directive issued on or after the date of this Agreement (whether or not having the force of law) of any such authority, central bank or comparable agency, has made or would be likely to make it unlawful for the Note Purchaser to make or maintain the Advances, hold the Note or otherwise to perform the transactions contemplated to be performed by it pursuant to this Agreement and those contemplated to be performed by it pursuant to the Basic Documents to which the Note Purchaser is a party, then (i) the Note Purchaser shall so notify the Issuer; (ii) the obligation of the Note Purchaser to make Advances from time to time as contemplated hereunder shall be suspended; and (iii) the Note Purchaser may assign its rights and obligations hereunder and under the Basic Documents, the Note and its interests therein to any Person.

        SECTION 8.04     Survival of Agreement. All covenants, agreements, representations and warranties made herein and in the Note delivered pursuant hereto shall survive the making and the repayment of the Advances and the execution and delivery of this Agreement and the Note and shall continue in full force and effect until all interest and principal on the Note and other amounts owed hereunder have been paid in full and the commitment of the Note Purchaser hereunder has been terminated. In addition, the obligations of the Issuer and the Note Purchaser under Sections 3.03, 3.04, 3.05, 8.05, 8.09, 8.11, 8.12, 8.13 and 8.14. shall survive the termination of this Agreement.

        Section 8.05     Payment of Costs and Expenses; Indemnification.

            (a)     Payment of Costs and Expenses.

(i) The Issuer and the Originator, jointly and severally, agree to reimburse each Note Purchaser from time to time promptly upon demand for all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable legal fees and expenses of the Note Purchasers, consulting and audit fees, and printing, reproduction, document delivery, travel, communication and related costs) incurred in connection with the preparation, review, negotiation, execution and delivery of the Basic Documents (including schedules and exhibits) and the amendment, modification or waiver thereof (or any proposed amendment, modification or waiver), whether or not the Closing Date occurs or any Basic Document is executed and delivered or any Advances are made by the Note Purchaser. .

(ii) The Originator agrees to (A) pay upon demand all reasonable costs and out-of-pocket expenses incurred by the Note Purchaser as a consequence of, or in connection with, the enforcement of this Agreement or any of the other Basic Documents (including, without limitation, all costs and out-of-pocket expenses incident to the performance of any due diligence by RSM McGladrey and fees charged by the Rating Agencies for the rating of the Note) and any stamp, documentary or other similar taxes which may be payable by the Note Purchaser in connection with the execution or delivery of this Agreement, any Advance hereunder, or the issuance of the Note or any other Basic Documents; and (B) hold and save the Note Purchaser harmless from all liability for any breach by the Issuer of its obligations under this Agreement. The Originator also further agrees to reimburse the Note Purchaser upon demand for all reasonable out-of-pocket and legal fees and expenses incurred by the Note Purchaser in connection with any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Basic Document, or the negotiation of any restructuring or “work-out,” as may from time to time hereafter be proposed, whether or not consummated.

        (b)     Indemnification. In consideration of the execution and delivery of this Agreement by the Note Purchaser, the Originator agrees to indemnify and hold the Note Purchaser and each of its Affiliates, officers, directors, employees and agents (collectively, the “Indemnified Parties”) harmless from and against any and all Losses incurred by such Indemnified Parties (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys’ fees and disbursements incurred in connection with investigating, preparing to defend or defending against, or participating in, any action or other proceeding (collectively, the “Indemnified Liabilities”), (whether in prosecuting or defending against such actions, suits or claims) as a result of or arising out of or related to:

(i) any breach by any Gehl Party of any of its covenants, representations and warranties or agreements in any of the Basic Documents or any of the transactions contemplated hereby or thereby;

(ii) any liability incurred by an Indemnified Party connection with the offering of the Notes to the extent such liability is based on information provided by any Gehl Party,

(iii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Advance including, without limitation, any claim, suit or action related to such transaction, which claim is based on a violation of laws, including any Consumer Laws, or any applicable vicarious liability statutes, or the use or operation of any Financed Equipment by any Person;

(iv) any Indemnified Liabilities sustained by any Indemnified Party to the extent caused by the negligence, willful misconduct, bad faith or gross negligence of any Gehl Party; or

(v) the entering into and performance of this Agreement and any other Basic Document by any of the Indemnified Parties, except to the extent any such Indemnified Liabilities are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted solely by reason of the gross negligence, bad faith, breach of contract or willful misconduct of such Indemnified Party. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Gehl Parties hereby jointly and severally agree to make the maximum contribution to the payment and satisfaction of the Indemnified Liabilities which is permissible under applicable law. The Issuer shall give notice to the Rating Agencies of any claim for Indemnified Liabilities made under this section. The Gehl Parties shall not be liable for any settlement of any proceeding effected without their prior written consent, but if settled with such consent or if there shall be a final judgment for the plaintiff, the Gehl Parties agree to indemnify the Indemnified Parties as described above. None of the Gehl Parties shall, without the prior written consent of the Note Purchaser, effect any settlement of any pending or threatened proceeding in respect of which an Indemnified Party is or could have been a party or indemnity could have been sought hereunder, unless such settlement (i)includes an unconditional release of such Indemnified Party from all liability or claims that are the subject matter of such proceedingand (ii) does not include a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of any Indemnified Party. Neither the Note Purchaser nor any of its Affiliates shall be responsible or liable to any Gehl Party or any of their respective Affiliates, members or stockholders or any other person or entity for any indirect, punitive orconsequential damages which may be alleged as a result of any of the Basic Documents or any of the transactions contemplated herebyor thereby.

Notwithstanding any provision of this Section 8.05 or any other provision of this Agreement, nothing herein shall be construed as to require that the Issuer or the Servicer provide any indemnification hereunder or under any other Basic Document for any Losses incurred in connection with credit losses with respect to the Receivables or the Financed Equipment.

        SECTION 8.06     Characterization as Basic Document; Entire Agreement. This Agreement shall be deemed to be a Basic Document for all purposes of the Sale and Servicing Agreement, the Indenture and the other Basic Documents. This Agreement, together with the Indenture, the Sale and Servicing Agreement, the Purchase and Sale Agreement, the documents delivered pursuant to Section 6.01and the other Basic Documents, including the exhibits and schedules thereto, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

        SECTION 8.07     Due Diligence. The Issuer and the Servicer acknowledge that the Note Purchaser has the right to perform continuing due diligence reviews with respect to the Collateral for purposes of verifying compliance with the representations, warranties and covenants made hereunder or otherwise, and the Issuer and the Servicer agree that upon reasonable prior notice (with no notice being required upon the occurrence and during the continuance of any Event of Default) the Note Purchaser and Trustee or any of their authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, and any and all documents, records, agreements, instruments or information relating to such Collateral in the possession or under the control of the Servicer or the Issuer. Other than during the occurrence and continuance of an Event of Default, the Note Purchaser will pay all out-of-pocket expenses incurred by it in connection with such reviews. Without limiting the generality of the foregoing, the Issuer acknowledges that the Note Purchaser may purchase the Note based solely upon the information provided to the Note Purchaser in the Schedule of Receivables and the representations, warranties and covenants contained herein and in the other Basic Documents, and that the Note Purchaser, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Collateral securing the Advances, including without limitation verifying the information used to originate any Receivables. The Issuer and the Servicer agree to cooperate to the fullest extent possible with the Note Purchaser and any third party in connection with such due diligence reviews, including, but not limited to, providing the Note Purchaser with access to any and all documents, records, agreements, instruments or information relating to such Collateral in the possession, or under the control, of the Issuer or the Servicer. The Issuer and Servicer acknowledge and agree that no due diligence performed by the Trustee, the Note Purchaser or any of their respective agents shall limit or otherwise affect the representations and warranties made by them or the Seller under any of the Basic Documents.

        SECTION 8.08     Notices. All notices, amendments, waivers, consents and other communications provided to any party hereto under this Agreement shall be in writing and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted and accompanied by a telephonic confirmation of receipt.

        SECTION 8.09     Severability of Provisions. Any covenant, provision, agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement.

        SECTION 8.10     Tax Characterization. Each party to this Agreement (a) acknowledges that it is the intent of the parties to this Agreement that, for accounting purposes and for all Federal, state and local income and franchise tax purposes, the Note will be treated as evidence of indebtedness issued by the Issuer, (b) agrees to treat the Note for all such purposes as indebtedness and (c) agrees that the provisions of the Basic Documents shall be construed to further these intentions.

        SECTION 8.11     Limited Recourse. Notwithstanding any other provision contained herein or in any of the other Basic Documents, the obligations of the Issuer under this Agreement are limited recourse obligations of the Issuer, payable solely from the Collateral and, following realization thereof, any unsatisfied claims shall be automatically extinguished. No recourse shall be had for the payment of any amount owing in respect of this Agreement, including the payment of any fee hereunder or any other obligation or claim arising out of or based upon this Agreement, against any certificateholder, member, employee, officer, manager, director, affiliate or trustee of the Issuer; provided, however, nothing in this Section 8.11 shall relieve any of the foregoing Persons from any liability which any such Person may otherwise have for its gross negligence, bad faith or willful misconduct. In addition, each of the parties hereto agree that all fees, expenses and other costs payable hereunder by the Issuer shall be payable only to the extent set forth in Section 11.14 of the Indenture and that all other amounts owed to them by the Issuer shall be payable solely from amounts that become available for payment pursuant to the Indenture and the Sale and Servicing Agreement.

        SECTION 8.12     Nonpetition Covenants. Notwithstanding any prior termination of this Agreement, none of the Gehl Parties party hereto shall, prior to the date which is one year and one day after the Final Scheduled Payment Date acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer in connection with any obligations arising under or in connection with any Basic Documents.

            (b)     In the event of any breach of a representation and warranty or other agreement made by the Issuer hereunder, the Gehl Parties party hereto hereby covenant and agree that none of them will take any action to pursue any remedy that it may have hereunder against the Issuer, in law, in equity or otherwise, until a year and a day have passed since the date on which the Note issued by the Issuer has been paid in full.

            (c)     The Issuer and the Gehl Parties party hereto hereby agree that damages will not be an adequate remedy for breach of this covenant and that this covenant may be specifically enforced by the Trustee on behalf of the Note Purchaser.

        SECTION 8.13     GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

        SECTION 8.14     JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, OR ANY LEGAL PROCESS WITH RESPECT TO ITSELF OR ANY OF ITS PROPERTY, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

        SECTION 8.15     WAIVER OF JURY TRIAL. THE PARTIES HERETO EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST THE OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES HERETO EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO TA TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

        SECTION 8.16     Process Agent. Each of the Parties hereto agrees that the process by which any proceedings in the State of New York are begun may be served on it by being delivered by certified mail at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. If such person is not or ceases to be effectively appointed to accept service of process on a party’s behalf, such party shall, on the written demand of the process agent, appoint a further person in the State of New York to accept service of process on its behalf and, failing such appointment within 15 days, the process agent shall be entitled to appoint such a person by written notice to the other parties hereto. Nothing in this sub-clause shall affect the right of the process agent to serve process in any other manner permitted by law.

        SECTION 8.17     Counterparts. This Agreement may be executed in any number of counterparts (which may include facsimile) and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

        SECTION 8.18     Waiver of Set-Off. The obligations of the Issuer and the Servicer hereunder are absolute and unconditional and each of the Issuer and the Servicer expressly waives any and all rights of set-off, abatement, diminution or deduction that the Issuer or the Servicer may otherwise at any time have under applicable law.

        SECTION 8.19     Servicer References. All references to the Servicer herein shall apply to Gehl, in its capacity as the initial Servicer, and not to a successor Servicer; provided that Section 7.01 and 7.02 shall apply to a successor Servicer.

[Remainder of Page Intentionally Blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers and delivered as of the day and year first above written.

GEHL FUNDING LLC, as Issuer
By: /s/ Thomas M. Rettler
Name: Thomas M. Rettler
Title: Vice President and Chief Financial Officer
Address: 143 Water Street, West Bend, WI 53095
Attention: Michael J. Mulcahy, Vice President, Secretary
and General Counsel
Telephone: 262-334-6632
Facsimile: 262-334-6603
GEHL COMPANY, as Servicer and Originator
By: /s/ Thomas M. Rettler
Name: Thomas M. Rettler
Title: Vice President and Chief Financial Officer
Address: 143 Water Street, West Bend, WI 53095
Attention: Michael J. Mulcahy, Vice President, Secretary
and General Counsel
Telephone: 262-334-6632
Facsimile: 262-334-6603

[Signature Page to Note Purchase Agreement]

UBS REAL ESTATE SECURITIES INC., as
Note Purchaser
By: /s/ Shahid Quraishi
Name: Shahid Quraishi
Title: Managing Director
By: /s/ Tamer El-Rayess
Name: Tamer El-Rayess
Title: Director
Address: 1285 Avenue of the Americas
11th Floor
New York, New York 10019
Attention: Tamer El-Rayess
Telephone: (212) 713-2738
Facsimile: (212) 713-7999

[Signature Page to Note Purchase Agreement]